UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 12, 2011 (October 11, 2011)

NET SAVINGS LINK, INC.
formerly, Calibert Explorations, Ltd.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

101 North Garden Avenue, Suite 240
Clearwater, FL   33755
(Address of principal executive offices and Zip Code)

(727) 442-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 11, 2011, we amended our articles of incorporation to increase our authorized capital from 200,000,000 shares of common stock with a par value $0.001 per share to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 1, 2011, we filed a definitive information statement with the SEC and mailed the same to all of our shareholders of record advising them one shareholder owning 108,000,000 shares of common stock or 54.32% of the total outstanding shares of common stock approved an amendment to our articles of incorporation to increase our authorized capital to 1,000,000,000 shares of common stock, with a par value of $0.001 per share.  On October 11, 2011, we amended our articles of incorporation, by filing amended articles of incorporation with the Nevada Secretary of State, and increased our authorized capital from 200,000,000 shares of common stock with a par value $0.001 per share to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(b)           EXHIBITS

Exhibit	Document Description

3.1	Amended Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of October, 2011.

NET SAVINGS LINK, INC.

BY:	DAVID SALTRELLI
David Saltrelli
President, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors